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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------


        Date of Report (Date of earliest event reported): April 25, 2008


                          COOPERATIVE BANKSHARES, INC.
               (Exact name of registrant as specified in charter)

 NORTH CAROLINA                     0-24626                   56-1886527
(State or other                   (Commission                (IRS Employer
jurisdiction of                  File Number)               Identification No.)
 incorporation)

               201 MARKET STREET, WILMINGTON, NORTH CAROLINA 28401 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (910) 343-0181

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            ------------------------------------------------------------------
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
            -------------------------------------------------------------
            CERTAIN OFFICERS.
            ----------------

      (b) Immediately following the annual meeting of stockholders of Cooperative Bankshares, Inc. (the "Company") held on April 25, 2008, Paul G. Burton retired as a member of the Board of Directors of the Company and its wholly-owned subsidiary, Cooperative Bank (the "Bank"). Mr. Burton's retirement was not due to any disagreement with the Company or the Bank or any concerns relating to the operations, policies or practices of either the Company or the Bank, but was instead due to Mr. Burton having reached the mandatory retirement age set forth in the Company's Bylaws.

      (c) On April 25, 2008, the Company's stockholders approved the Cooperative Bankshares, Inc. Stock-Based Retirement Plan (the "Plan"). The Plan was previously approved by the Company's Board of Directors on February 20, 2008.

      The Plan is being implemented to allow directors who currently maintain a director retirement agreement with the Bank to make a one-time irrevocable election to substitute their benefit under their director retirement agreement with a benefit under the Plan. All directors serving on the Company's Board of Directors as of February 20, 2008 are eligible to participate in the Plan as of April 25, 2008, the effective date of the Plan. Directors electing to substitute their benefits may elect to transfer the value of their accrued benefit under their director retirement agreement to a trust established for the Plan. The outside Plan trustee will then purchase shares of Company common stock on the open market with transferred funds. Each director participating in the Plan will be credited with an initial number of stock units (each unit representing one share of Company common stock) based on the director's proportionate share of the total funds transferred to the Plan trust. All stock units under the Plan will be credited with dividends (if any) and all dividends will be deemed to be reinvested in Company common stock.

      As of April 24, 2008, the Company's directors had $335,442 in the aggregate accrued under their director retirement agreements with the Bank. If all of the directors elect to substitute their director retirement agreements with benefits under the Plan, based on the Company's stock closing price of $9.93 per share on April 24, 2008, 33,781 shares of Company common stock would be held in the Plan trust.

      A copy of the Plan was included as an appendix to the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 14, 2008.

ITEM 5.03   AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
            -----------------------------------------------------------
            FISCAL YEAR.
            -----------

      (b) On April 25, 2008, the Company's stockholders approved an amendment to
Article 6 of the Company's Articles of Incorporation that provides that the number of the Company's directors shall be such number as shall be provided from time to time in, or in accordance with, the Company's Bylaws. A proposal relating to this amendment was included in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 14, 2008.

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Upon stockholder approval of the amendment, the Company's Board of Directors immediately amended Article III, Section 2 of the Company's Amended and Restated Bylaws to decrease the number of the Company's directors to six, or such other number as the Company's Board of Directors may set by resolution from time to time. The Company's Amended and Restated Bylaws are filed as Exhibit 3.2 to this Form 8-K and are incorporated herein by reference.

ITEM 8.01   OTHER EVENTS.
            ------------

      The Company is furnishing the transcript of a report that the Company's President and Chief Executive Officer presented to stockholders at the Company's annual meeting of stockholders held on April 25, 2008. The text of the report is filed as Exhibit 99.1 to this Form 8-K and is furnished herewith.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.
            ---------------------------------

      (d)   Exhibits

            Number      Description
            ------      -----------

            3.2         Amended and Restated Bylaws

            99.1 Annual Report of the President to the Stockholders of Cooperative Bankshares, Inc., delivered at the Company's annual meeting of stockholders on April 25, 2008

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          COOPERATIVE BANKSHARES, INC.


                                          /s/ Frederick Willetts, III
                                          ------------------------------------
                                          Frederick Willetts, III
                                          President and Chairman of the Board

Date:  April 29, 2008